EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Wayne P. Garten, President and Chief Executive Officer and John W. Swatek, Senior Vice President, Chief Financial Officer and Treasurer of Hanover Direct, Inc. (the “Company”), each hereby certify that to his knowledge the Quarterly Report on Form 10-Q for the fiscal quarter ended September 25, 2004 of the Company filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at the City of Weehawken, in the State of New Jersey, this 21st day of February, 2006.

/s/ Wayne P. Garten Wayne P. Garten President and Chief Executive Officer /s/ John W. Swatek John W. Swatek Senior Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.